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                                    Exhibit F

Directors, Executive Officers and Controlling Shareholders of FSBI:

       Jesse T. Correll, Director, Executive Officer and Controlling Shareholder Randall L. Attkisson, Director and Executive Officer
       Jill M. Martin, Executive Officer
       Ward F. Correll, Director
       David S. Downey, Director
       Douglas P. Ditto, Director and Executive Officer
       John R. Ball, Director
       Danny Irvin, Director
       Jay Slaton, Director
       Howard Dayton, Director

Managers, Executive Officers and Controlling Persons of FSF:

       Jesse T. Correll, Manager, Executive Officer and Controlling Person Randall L. Attkisson, Manager and Executive Officer
       Jill M. Martin, Manager and Executive Officer
       Christopher Coldiron, Executive Officer
       Ward F. Correll, Manager
       David S. Downey, Manager
       Douglas P. Ditto, Manager and Executive Officer
       John R. Ball, Manager

Executive Officers, Members and Controlling Persons of FSH:

       Randall L. Attkisson, Executive Officer
       First Southern Funding, LLC, Member
       First Southern Bancorp, Inc., Member and Controlling Person

Managers of FSC:

       Jesse T. Correll, Manager
       Randall L.  Attkisson, Manager

Executive Officers and Members of FSI:

       Randall L. Attkisson, Executive Officer
       John Ball, Member
       Kathy Ball, Member
       William R. Clark, Member
       Tommy J. Davis, Member
       Becky Taylor, Member
       Everett H. Taylor, Member


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       Estate of Matt Taylor, Member
       Michael Taylor, Member
       Margaret Taylor, Member
       Dennis Vaught, Member

General Partners of WCorrell, Limited Partnership:

       Jesse T. Correll, managing general partner
       Ward F. Correll, general partner

Directors, Executive Officers and Controlling Shareholders of CLS:

       Ward F. Correll, Director and controlling shareholder
       Leah D. Taylor, Executive Officer and Director
       Stephanie Harrison, Executive Officer and Director
       Stephen Acton, Executive Officer and Director


         All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         The   following   table  shows  the  business   address  and  principal
occupation(s) of the individuals identified above in this Exhibit:

Stephen Acton              P. O. Box 430         Vice President & Director
                           150 Railroad Drive    Cumberland Lake Shell, Inc.
                           Somerset, KY 42502    (Gasoline wholesaler)

Randall L. Attkisson       P. O. Box 328         Vice President, Treasurer
                           99 Lancaster Road     and Director of First
                           Stanford, KY  40484   Southern Bancorp, Inc.
                                                 (Bank holding company)

                           5250 South Sixth St. President, Chief Operating Springfield, IL 62703 Officer and Director of United
                                                 Trust Group, Inc.
                                                 (Insurance holding company)

John Ball                  P.O. Box 628          Chief Operating Officer &
                           27 Public Square      Director. First Southern
                           Lancaster, KY  40444  National Bank (Bank)


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Kathy Ball                 5006 Lexington Road   Registered Nurse, Bryantsville
                           Lancaster, KY  40444  Clinic (Health Care Facility)

William R. Clark           138 N. Main St.       Regional President, The
                           Russellville, KY      Citizens National Bank of
                           42276                 Russellville; First Bank &
                                                 Trust Company of Princeton,
                                                 Kentucky (Bank)

Christopher Coldiron       P.O. Box 328          Vice President of First
                           99 Lancaster Street   Southern National Bank
                           Stanford, KY  40484   (Bank)

Jesse T. Correll           P.O. Box 328          President and Director of
                           99 Lancaster Street   First Southern Bancorp, Inc.
                           Stanford, KY  40484   (Bank holding company)

                           5250 South Sixth St. Chairman, CEO and Director Springfield, IL 62703 of United Trust Group, Inc.
                                                 (Insurance holding company)

Ward F. Correll            P.O. Box 430          Controlling Shareholder,
                           150 Railroad Drive    Cumberland Lake Shell, Inc.
                           Somerset, KY  42502   (Gasoline wholesaler)

Tommy J. Davis             P.O. Box 295          Community CEO, First
                           102 West Main Street  Southern National Bank
                           Stanford, KY 40484    (Bank)

Howard Dayton              601 Broad Street,SE   CEO, Crown Financial
                           Gainesville, GA 30501 Ministries (nonprofit)

Douglas P. Ditto           P.O. Box 328          Senior Vice President of First
                           99 Lancaster Street   Southern Bancorp, Inc.
                           Stanford, KY  40484   (Bank holding company)

David S. Downey            P.O. Box 295          Chief Credit Officer and
                           102 W. Main Street    Director, First Southern
                           Stanford, KY  40484   National Bank (Bank)

Stephanie Harrison         P.O. Box 430          Secretary, Treasurer, Director,
                           150 Railroad Drive    Cumberland Lake Shell, Inc.
                           Somerset, KY  42502   (Gasoline wholesaler)




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Danny Irvin                31  Public Square     Realton/Auctioneer
                           Lancaster, KY 40444   Danny Irwin Real Estate &
                                                 Auctioneers (Real
                                                 estate/auction company)

Jill Martin                P.O. Box 328          Secretary, First Southern
                           99 Lancaster Street   Bancorp, Inc.
                           Stanford, KY  40484   (Bank holding company)

Jay Slaton                 138 North Main St.    Director, South Central
                           P. O. Box 111         Bancshares & First Southern
                           Russellville, KY      Bancorp (Bank holding
                           42276                 companies)

Becky Taylor               3060 Harrodsburg Road Vice President, First Southern
                           Lexington, KY  40503  National Bank (Bank)

Estate of Matt Taylor      4133 Todds Road       Not Applicable
                           Lexington, KY 40509

Everett H. Taylor          1490 New Circle Road, Volvo Service Manager,
                           NE                    Quantrell Cadillac (Car
                           Lexington, KY 40509   Dealership)

Leah D. Taylor             P.O. Box 430          President, Director,
                           150 Railroad Drive    Cumberland Lake Shell, Inc.
                           Somerset, KY 42502    (Gasoline wholesaler)

Michael Taylor             P.O. Box 328          Vice President, First Southern
                           99 Lancaster Street   National Bank (Bank)
                           Stanford, KY 40484

Margaret Taylor            80 Lakeview Road      Homemaker
                           Stanford, KY 40484

Dennis Vaught              Fourth & Court        Regional President, Citizens
                           Wickliffe, KY 42087   State Bank of Ballard County
                                                 (Bank)